EXHIBIT 99.1


IA GLOBAL CONVERTS NOTE TO EQUITY IN $1,520,000 DEAL


BURLINGAME, CA   June 21, 2004/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced that it reached agreement today with PBAA Fund Ltd, an affiliate of the company's majority shareholder, to convert a $1,500,000 Note plus accrued interest of approximately $20,000 into 5,065,037 shares of its common stock at $0.30, which was the fair-market value of the trailing five-day average closing price of the company's common stock ending March 5, 2004, the date PBAA Fund Ltd. committed to make the investment.

The company's CEO, Alan Margerison, said, "We are pleased to be able to announce this Note conversion to equity. This further backing we received from our majority shareholder provides us with the opportunity to accelerate execution of strategic business plans."

ABOUT IA GLOBAL INC.

IA Global, Inc. is a public holding company focused on acquiring companies that operate in the entertainment, media and technology areas. Through our 67% equity interest in Fan Club Entertainment Ltd., we provide advertising, merchandising, publishing, website and data management services to Cyberbred Ltd., which manages the fan club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc. We have developed an Internet acceleration product and service and market these products and services through our joint venture company, QuikCAT Australia, in the Australia and New Zealand markets. We also recently acquired a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan.


For further information, contact:
Mark Scott, CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA  94010
650-685-2402 (t)
650-685-2404 (f)
scott@iaglobalinc.com
www.iaglobalinc.com


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING IA GLOBAL INC.'S BUSINESS, WHICH ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S PROSPECTUS. INVESTORS AND PROSPECTIVE INVESTORS SHOULD READ THIS PRESS RELEASE IN CONJUNCTION WITH THE COMPANY'S REPORTS ON FORM 10-K, FORMS 10-Q AND OTHER FORMS AS FILED WITH THE SEC.